Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2017 Financial Results

Q4 revenue up 22% year-over-year; FY 2017 revenue up 25% year-over-year

Record fiscal 2017 international revenue at $91 million, up 90% year-over-year

Q4 gross margin was 41.6%, up from 38.9% in the prior year

IRVINE, CA, April 18, 2017 -- CalAmp (NASDAQ: CAMP), a leading provider of Internet of Things (IoT) enablement solutions, today reported results for its fourth quarter and fiscal year ended February 28, 2017.

Revenue for the fiscal 2017 fourth quarter was $86.1 million, an increase of 22% from the fourth quarter of fiscal 2016, with LoJack contributing $27.8 million.  Excluding last year’s revenue of the Satellite business, which ceased operations effective August 31, 2016, revenue in the latest quarter was up 46% from $58.9 million in the fourth quarter of fiscal 2016.

Michael Burdiek, CalAmp's President and Chief Executive Officer, said, “As we close out fiscal 2017, we are pleased with the progress we have made on a number of financial and business objectives, which have helped set the stage for long-term growth and profitability.  We completed the integration of LoJack, expanded our product and service offerings, and made significant progress with international expansion. In addition, we are pleased that fourth quarter revenue from MRM telematics products grew for the second consecutive quarter, reaching the highest revenue level in over a year.”

Gross profit for the fourth quarter of fiscal 2017 was $35.8 million, an increase of $8.2 million over the same quarter last year. Gross margin was 41.6% in the fourth quarter of fiscal 2017, up from 38.9% in the fourth quarter of fiscal 2016.

The GAAP-basis net loss in the fourth quarter of fiscal 2017 was ($3.5) million, or ($0.10) per diluted share, compared to net income of $5.5 million, or $0.15 per diluted share, in the fiscal 2016 fourth quarter. GAAP-basis fourth quarter operating results were impacted by a $6.0 million pre-tax charge, or $0.11 per diluted share, recorded for the recent court ruling in the Omega patent infringement case. Non-GAAP adjusted basis net income for the fiscal 2017 fourth quarter was $9.9 million, or $0.28 per diluted share, compared to non-GAAP adjusted basis net income of $11.7 million, or $0.32 per diluted share, in the fourth quarter of fiscal 2016.

Adjusted EBITDA for the fourth quarter of fiscal 2017 was $12.8 million and Adjusted EBITDA margin was 14.9%, compared to Adjusted EBITDA of $13.7 million and Adjusted EBITDA margin of 19.3% in the fourth quarter of fiscal 2016.

Revenue for fiscal year 2017 was a record $351.1 million, an increase of 25% from fiscal 2016, and included revenue of $117.5 million from LoJack products and services.  Excluding the discontinued Satellite business, fiscal 2017 revenue was up 39% year over year.

Gross profit for fiscal 2017 was $143.4 million, an increase of $40.4 million over last year. Gross margin was 40.8% in fiscal 2017, up from 36.7% in fiscal 2016.

The GAAP-basis net loss in fiscal 2017 was ($7.2) million, or ($0.20) per diluted share, compared to net income of $16.9 million, or $0.46 per diluted share, in fiscal 2016.  Non-GAAP adjusted basis net income for fiscal 2017 was $38.6 million, or $1.06 per diluted share, compared to non-GAAP adjusted basis net income of $42.4 million, or $1.15 per diluted share, in fiscal 2016.

CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

Adjusted EBITDA for fiscal 2017 was $49.4 million and Adjusted EBITDA margin was 14.1%, compared to Adjusted EBITDA of $49.0 million and Adjusted EBITDA margin of 17.5% in fiscal 2017.

As of February 28, 2017, the company had total cash and marketable securities of $100.4 million and total debt outstanding of $146.8 million, which is the carrying amount of the company's 1.625% convertible notes in the face amount of $172.5 million. Net cash provided by operating activities was $6.0 million during the fourth quarter and $25.8 million for fiscal 2017 as a whole.

During fiscal 2017, the company purchased and retired 1.8 million shares of its common stock at an aggregate cost of $25 million pursuant to a stock repurchase plan adopted in June 2016. Of these amounts, 0.2 million shares were purchased in the fiscal 2017 fourth quarter at an aggregate cost of $3.1 million.

Business and Financial Highlights
●	Fiscal 2017 international revenue was up 90% year-over-year to $91 million, from $48 million in the prior year.
●	Fiscal 2017 recurring revenue was $59.4 million, up 39% year-over-year.
●	In Q4 MRM telematics product sales grew 4% sequentially and 13% year-over-year, reaching the highest revenue level of the past five quarters.
●

In January 2017, CalAmp announced the nationwide availability of the first LoJack-branded telematics services, LotSmart and SureDrive, a significant milestone in the evolution of this venerable Stolen Vehicle Recovery brand.

●

In March 2017, the company also announced the availability of AssetOutlook™, developed on CalAmp’s Telematics Cloud service platform as a customized solution for the construction industry to enhance equipment management, improve operating efficiency and help prevent unauthorized use and theft.

Business Outlook
The outlook for the fiscal 2018 first quarter ending May 31, 2017 is:
●	Consolidated revenue in the range of $84 to $90 million.
●	GAAP basis net income in the range of $0.01 to $0.09 per diluted share and non-GAAP net income in the range of $0.24 to $0.32 per diluted share.
●	Adjusted EBITDA in the range of $11 to $14 million.

Conference Call and Webcast
CalAmp is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2017 results and outlook for its fiscal 2018 first quarter at 1:30 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of CalAmp's website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 94872270. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 94872270. The audio replay will be available through April 25, 2017.

CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

About CalAmp
CalAmp (NASDAQ: CAMP) is a pure-play pioneer in the connected vehicle and broader Industrial IoT marketplace. The company's extensive portfolio of intelligent communications devices, robust and scalable telematics cloud services, and targeted software applications streamline otherwise complex IoT deployments. These solutions enable customers to optimize their operations by collecting, monitoring and efficiently reporting business-critical data and desired intelligence from high-value mobile and remote assets. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including the outlook for our fiscal 2018 first quarter operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, Stock-Based Compensation and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, acquisition and integration expenses, and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

AT CALAMP:	AT NMN ADVISORS:
Garo Sarkissian	Nicole Noutsios
SVP, Corporate Development	(510) 315-1003
(949) 600-5600	nicole@nmnadvisors.com

CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED INCOME STATEMENTS
(Unaudited - in thousands except per share amounts)

	Three Months Ended		Year Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Revenues	$86,126	$70,807	$351,102	$280,719

Cost of revenues	50,339	43,251	207,750	177,760
Gross profit	35,787	27,556	143,352	102,959

Operating expenses:
Research and development	4,732	5,122	22,005	19,803
Selling	12,235	6,060	49,044	23,380
General and administrative	17,282	10,180	55,901	25,065
Intangible asset amortization	3,858	1,664	15,061	6,626
	38,107	23,026	142,011	74,874
Operating income (loss)	(2,320)	4,530	1,341	28,085
Non-operating income (expense):
Investment income	582	1,448	1,691	1,871
Interest expense	(2,519)	(2,415)	(9,896)	(7,595)
Other income (expense)	73	3	(101)	(20)
	(1,864)	(964)	(8,306)	(5,744)
Income (loss) before income taxes and
equity in net loss of affiliate	(4,184)	3,566	(6,965)	22,341

Income tax benefit (provision)	978	2,443	1,098	(4,572)

Income (loss) before equity in net loss of affiliate	(3,206)	6,009	(5,867)	17,769
Equity in net loss of affiliate	(280)	(503)	(1,284)	(829)
Net income (loss)	$(3,486)	$5,506	$(7,151)	$16,940

Earnings (loss) per share:
Basic	$(0.10)	$0.15	$(0.20)	$0.46
Diluted	$(0.10)	$0.15	$(0.20)	$0.46

Shares used in computing earnings (loss) per share:
Basic	35,066	36,607	35,917	36,448
Diluted	35,066	37,082	35,917	36,950

BUSINESS SEGMENT INFORMATION
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Revenues
Wireless DataCom	$86,126	$58,900	$336,033	$241,387
Satellite	-	11,907	15,069	39,332
Total revenues	$86,126	$70,807	$351,102	$280,719

Gross profit
Wireless DataCom	$35,787	$23,874	$139,623	$91,976
Satellite	-	3,682	3,729	10,983
Total gross profit	$35,787	$27,556	$143,352	$102,959

Operating income (loss)
Wireless DataCom	$(1,088)	$5,112	$8,155	$26,501
Satellite	-	2,453	1,547	8,064
Corporate expenses	(1,232)	(3,035)	(8,361)	(6,480)
Total operating income (loss)	$(2,320)	$4,530	$1,341	$28,085

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CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	February 28,	February 29,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$93,706	$139,388
Short-term marketable securities	6,722	88,718
Accounts receivable, net	67,403	49,432
Inventories	29,279	16,731
Prepaid expenses and other current assets	9,595	4,498

Total current assets	206,705	298,767

Property, equipment and improvements, net	21,162	11,225
Deferred income tax assets	27,039	30,213
Goodwill	72,980	16,508
Other intangible assets, net	67,223	17,010
Other assets	12,565	10,640
	$407,674	$384,363
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,266	$24,938
Accrued payroll and employee benefits	7,955	6,814
Deferred revenue	14,662	9,438
Other current liabilities	23,740	8,375

Total current liabilities	76,623	49,565

1.625% convertible senior unsecured notes	146,827	139,800
Other non-current liabilities	20,229	5,551

Stockholders' equity:
Common stock	353	367
Additional paid-in capital	211,187	229,159
Accumulated deficit	(47,004)	(39,853)
Accumulated other comprehensive loss	(541)	(226)

Total stockholders' equity	163,995	189,447

	$407,674	$384,363

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CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited - in thousands)

	Year Ended
	February 28,	February 29,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(7,151)	$16,940
Depreciation expense	8,408	3,582
Intangible assets amortization expense	15,061	6,626
Stock-based compensation expense	7,833	5,854
Amortization of convertible debt issue costs and discount	7,027	5,201
Deferred tax assets, net	(2,270)	4,122
Gain on investment in LoJack common stock	-	(1,416)
Equity in net loss of affiliate	1,284	829
Impairment of internal use software	1,364	-
Changes in operating working capital	(5,728)	5,728
Other	(32)	(66)

Net cash provided by operating activities	25,796	47,400

Cash flows from investing activities:
Proceeds from maturities of marketable securities	114,426	71,991
Purchases of marketable securities	(32,430)	(150,532)
Capital expenditures	(7,962)	(4,317)
Acquisition of Crashboxx	-	(1,500)
Acquisition of LoJack, net of cash acquired	(116,982)	(4,050)
Advances to unconsolidated subsidiary	(2,636)	(2,156)
Other	(2)	(110)

Net cash used in investing activities	(45,586)	(90,674)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	-	172,500
Payments of debt issuance costs	-	(5,291)
Purchase of convertible note hedges	-	(31,343)
Proceeds from issuance of warrants	-	15,991
Payment of acquisition-related note and contingent consideration	-	(2,037)
Repurchases of common stock	(25,000)	-
Taxes paid related to net share settlement of vested equity awards	(1,780)	(2,625)
Proceeds from exercise of stock options	961	1,283

Net cash provided (used) by financing activities	(25,819)	148,478

Effect of exchange rate changes on cash	(73)	-

Net change in cash and cash equivalents	(45,682)	105,204

Cash and cash equivalents at beginning of period	139,388	34,184

Cash and cash equivalents at end of period	$93,706	$139,388

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CalAmp Reports Fiscal 2017 and Fourth Quarter Financial Results

CAL AMP CORP.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

"GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and Stock-Based Compensation and other adjustments as identified below), and Adjusted EBITDA margin. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Year Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
GAAP basis net income (loss)	$(3,486)	$5,506	$(7,151)	$16,940

Intangible assets amortization expense	3,858	1,664	15,061	6,626
Stock-based compensation expense	2,164	1,643	7,833	5,854
Non-cash interest expense from amortization of debt discount	1,601	1,507	6,232	4,613
GAAP basis income tax provision (benefit)	(978)	(2,443)	(1,098)	4,572
Equity in net loss of affiliate	280	503	1,284	829
Acquisition and integration expenses	344	1,980	4,513	1,980
Non-cash cost of sales and depreciation on markup of
LoJack inventory and fixed assets	206	-	5,073	-
Legal arbitration expenses for LoJack battery claim	292	-	1,948	-
Litigation provision	6,026	2,900	6,026	2,900
Gain on investment in LoJack common stock	-	(1,364)	-	(1,416)
Adjusted basis income before income taxes	10,307	11,896	39,721	42,898
Income tax provision, non-GAAP basis (a)	(455)	(155)	(1,164)	(499)
Adjusted basis net income	$9,852	$11,741	$38,557	$42,399

Adjusted basis net income per diluted share	$0.28	$0.32	$1.06	$1.15
Weighted average common shares outstanding on diluted basis	35,577	37,082	36,397	36,950

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating loss and tax credit carryforwards.

The reconciliation of GAAP basis net income (loss) to Adjusted EBITDA, and the calculation of Adjusted EBITDA margin, are as follows (dollars in thousands):

	Three Months Ended		Year Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
GAAP basis net income (loss)	$(3,486)	$5,506	$(7,151)	$16,940

Investment income	(582)	(1,448)	(1,691)	(1,871)
Interest expense	2,519	2,415	9,896	7,595
GAAP basis income tax provision (benefit)	(978)	(2,443)	(1,098)	4,572
Depreciation expense	2,374	974	8,408	3,582
Intangible assets amortization expense	3,858	1,664	15,061	6,626
Stock-based compensation expense	2,164	1,643	7,833	5,854
Equity in net loss of affiliate	280	503	1,284	829
Acquisition and integration expenses	344	1,980	4,513	1,980
Non-cash cost of sales on markup of LoJack inventory	20	-	4,339	-
Legal arbitration expenses for LoJack battery claim	292	-	1,948	-
Litigation provision	6,026	2,900	6,026	2,900
Adjusted EBITDA	$12,831	$13,694	$49,368	$49,007

Revenue	$86,126	$70,807	$351,102	$280,719
Adjusted EBITDA margin	14.9%	19.3%	14.1%	17.5%

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